Exhibit 10.56

GENERAL SECURITY AGREEMENT

This General Security Agreement dated June 1, 2004 is made by SMTC Manufacturing Corporation of Canada/Societe de Fabrication SMTC du Canada, an Ontario corporation (together with its successors and assigns, “Borrower”) in favour of Congress Financial Corporation (Canada), an Ontario corporation, as lender (together with its successors and assigns, “Lender”) under the Loan Agreement (as defined below).

W I T N E S S E T H

WHEREAS, Lender has entered or is about to enter into certain financing arrangements with Borrower pursuant to which Lender may make loans and provide other financial accommodations to Borrower;

WHEREAS, Borrower has executed and delivered or is about to execute and deliver the Loan Agreement; and

WHEREAS, in order to induce Lender to enter into the Loan Agreement and the other Financing Agreements (as defined below) and to make the loans under the Loan Agreement, and as a condition precedent thereto, Lender requires that Borrower shall have executed and delivered this Agreement to secure the obligations of Borrower to Lender under the Loan Agreement.

NOW THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1

DEFINITIONS

All terms used herein which are defined in the PPSA (as such term is defined below) shall have the meanings given therein unless otherwise defined in this Agreement. All references to the plural herein shall also mean the singular and to the singular shall also mean the plural unless the context otherwise requires. All references to Borrower, Lender or to any other person herein, shall include their respective successors and assigns. The words “hereof”, “herein”, “hereunder”, “this Agreement” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement and as this Agreement now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced. The word “including” when used in this Agreement shall mean “including, without limitation”. References herein to any statute or any provision thereof include such statute or provision as amended, revised, re-enacted and/or consolidated from time to time and any successor statute thereto. An Event of Default (as such term is defined below) shall exist or continue or be continuing until such Event of Default is waived in accordance with the applicable agreement. “Canadian Dollars” and the sign “$” mean lawful money of Canada. “US Dollars” and the sign “US$” mean lawful money of the United

States of America. For purposes of this Agreement, the following terms shall have the respective meanings given to them below:

1.1 “Accounts” shall mean all present and future rights of Borrower to payment for goods sold or leased or for services rendered, which are not evidenced by instruments or chattel paper, and whether or not earned by performance.

1.2 “BIA” means the Bankruptcy and Insolvency Act (Canada) as it may from time to time be amended, supplemented, re-enacted or succeeded by successor legislation of comparable effect.

1.3 “Borrower” shall have the meaning set forth in the Recitals hereto.

1.4 “Business Day” shall mean a day (other than a Saturday, Sunday or statutory holiday in Ontario, Illinois or New York) on which Lender’s Toronto office, the Canadian Reference Bank’s (as defined in the Loan Agreement) main Toronto office and banks in Chicago, Toronto and New York City are open for business in the normal course.

1.5 “CCAA” means the Companies’ Creditors Arrangement Act (Canada) as it may from time to time be amended, supplemented, re-enacted or succeeded by successor legislation of comparable effect.

1.6 “Collateral” shall have the meaning set forth in Section 2 hereof.

1.7 “Equipment” shall mean all of Borrower’s now owned and hereafter acquired equipment, machinery, computers and computer hardware and software (whether owned or licensed), vehicles, tools, furniture, fixtures, all attachments, accessions and property now or hereafter affixed thereto or used in connection therewith, and substitutions and replacements thereof, wherever located.

1.8 “Event of Default” shall have the meaning set forth in Section 6.1 hereof.

1.9 “Financing Agreements” shall mean, collectively, the Loan Agreement, this Agreement and all notes, guarantees, security agreements and other agreements, documents and instruments now or at any time hereafter executed and/or delivered by Borrower or any Obligor in connection with the Loan Agreement as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

1.10 “Information Certificate” shall mean the Information Certificate of the Borrower constituting Exhibit A to the Loan Agreement.

1.11 “Inventory” shall mean all of Borrower’s now owned and hereafter existing or acquired raw materials, work in process, finished goods and all other inventory of whatsoever kind or nature, wherever located.

1.12 “Lender” shall have the meaning set forth in the Recitals hereto.

1.13 “Loan Agreement” shall mean the loan agreement, dated as of June 1, 2004, by and between Borrower and Lender, as the same now exists and may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

1.14 “Obligations” shall mean any and all obligations, liabilities and indebtedness of every kind, nature and description owing by Borrower to Lender and/or its affiliates, including principal, interest, charges, fees, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether arising under the Loan Agreement, this Agreement, the Financing Agreements, any guarantee or otherwise, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of the Loan Agreement or after the commencement of any proceeding with respect to Borrower or any of its affiliates under the BIA, the CCAA or any similar statute in any jurisdiction (including, the payment of interest and other amounts which would accrue and become due but for the commencement of such proceeding, whether or not such amounts are allowed or allowable in whole or in part in such proceeding), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, and however acquired by Lender and/or its affiliates.

1.15 “Obligor” shall mean any other guarantor, endorser, acceptor, surety or other person liable on or with respect to the Obligations or who is the owner of any property which is security for the Obligations, other than Borrower.

1.16 “Person” or “person” shall mean any individual, sole proprietorship, partnership, limited partnership, corporation, limited liability company, business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity or any government or any agency or instrumentality or political subdivision thereof.

1.17 “PPSA” shall mean the Personal Property Security Act (Ontario) as it may from time to time be amended, supplemented, re-enacted or succeeded by successor legislation of comparable effect.

1.18 “Records” shall mean all of Borrower’s present and future books of account of every kind or nature, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data relating to the Collateral or any account debtor, together with the tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored (including any rights of Borrower with respect to the foregoing maintained with or by any other person).

SECTION 2

GRANT OF SECURITY INTEREST

2.1 To secure payment and performance of all Obligations, Borrower hereby grants to Lender a continuing security interest in, a lien upon, and a right of set off against, and hereby assigns to Lender as security, all of the Borrower’s right, title and interest, both present and future in all of its present, owned or held and after-acquired or held personal property of whatsoever nature or kind and wheresoever situate including, without limitation, the following property and interests in property of Borrower, whether now owned or hereafter acquired or existing, and wherever located (collectively, the “Collateral”):

(a)	Accounts;

(b)	all present and future contract rights, general intangibles (including tax and duty refunds, registered and unregistered patents, trademarks, service marks, copyrights, trade names, industrial designs, applications for the foregoing, trade secrets, goodwill, processes, drawings, blueprints, customer lists, licenses, whether as licensor or licensee, choses in action and other claims and existing and future leasehold interests in equipment, real estate and fixtures), chattel paper, documents, instruments, securities and other investment property, letters of credit, bankers’ acceptances and guarantees including, without limitation, the intellectual property listed in Schedule 2.2 attached hereto;

(c)	all present and future monies, securities, credit balances, deposits, deposit accounts and other property of Borrower now or hereafter held or received by or in transit to Lender or its affiliates or at any other depository or other institution from or for the account of Borrower whether for safekeeping, pledge, custody, transmission, collection or otherwise, and all present and future liens, security interests, rights, remedies, title and interest in, to and in respect of Accounts and other Collateral, including:

(i)	rights and remedies under or relating to guarantees, contracts of suretyship, letters of credit and other insurance related to the Collateral;

(ii)	rights of stoppage in transit, replevin, repossession, reclamation and other rights and remedies of an unpaid vendor, lienor or secured party;

(iii)	goods described in invoices, documents, contracts or instruments with respect to, or otherwise representing or evidencing, Accounts or other Collateral, including, returned, repossessed and reclaimed goods; and

(iv)	deposits by and property of account debtors or other persons securing the obligations of account debtors;

(d)	Inventory;

(e)	Equipment;

(f)	Records; and

(g)	all products and proceeds of the foregoing, in any form, including, insurance proceeds and any claims against third parties for loss or damage to or destruction of any or all of the foregoing.

Notwithstanding the foregoing, Collateral shall not include:

(h)	the last day of the term of any lease (but upon the enforcement of Lender’ rights hereunder, Lender shall stand possessed of such last day in trust to assign the same to any person acquiring such term); or

(i)	any Consumer Goods.

SECTION 3

COLLATERAL COVENANTS

3.1 Accounts Covenants.

(a)	Lender shall have the right at any time or times, in Lender’ name or in the name of a nominee of Lender, to verify the validity, amount or any other matter relating to any Account or other Collateral, by mail, telephone, facsimile transmission or otherwise.

(b)	Borrower shall deliver or cause to be delivered to Lender, with appropriate endorsement and assignment, with full recourse to Borrower, all chattel paper and instruments which Borrower now owns or may at any time acquire immediately upon Borrower’s receipt thereof, except as Lender may otherwise agree.

(c)	Lender may, at any time or times that an Event of Default exists or has occurred and is continuing;

(i)	notify any or all account debtors that the Accounts have been assigned to Lender and that Lender has a security interest therein and Lender may direct any or all accounts debtors to make payment of Accounts directly to Lender;

(ii)	extend the time of payment of, compromise, settle or adjust for cash, credit, return of merchandise or otherwise, and upon any terms or conditions, any and all Accounts or other obligations included in the Collateral and thereby discharge or release the account debtor or any other party or parties in any way liable for payment thereof without affecting any of the Obligations;

(iii)	demand, collect or enforce payment of any Accounts or such other obligations, but without any duty to do so, and Lender shall not be liable for its failure to collect or enforce the payment thereof nor for the negligence of its agents or attorneys with respect thereto; and

(iv)	take whatever other action Lender may deem necessary or desirable for the protection of its interests.

At any time that an Event of Default exists or has occurred and is continuing, at Lender’ request, all invoices and statements sent to any account debtor shall state that the Accounts and such other obligations have been assigned to Lender and are payable directly and only to Lender and Borrower shall deliver to Lender such originals of documents evidencing the sale and delivery of goods or the performance of services giving rise to any Accounts as Lender may require.

3.2 Inventory Covenants. With respect to the Inventory:

(a)	Borrower shall at all times maintain inventory records reasonably satisfactory to Lender, keeping correct and accurate records itemizing and describing the kind, type, quality and quantity of Inventory, Borrower’s cost therefore;

(b)	Borrower shall not remove any Inventory from the locations set forth on the Information Certification otherwise permitted herein, without the prior written consent of Lender, except for sales of Inventory in the ordinary course of Borrower’s business and except to move Inventory directly from one location set forth or permitted herein to another such location;

(c)	Borrower shall produce, use, store and maintain the Inventory, with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with applicable laws;

(d)	Borrower assumes all responsibility and liability arising from or relating to the production, use, sale or other disposition of the Inventory;

(e)	Borrower shall keep the Inventory in good and marketable condition; and

(f)	Borrower shall not, without prior written notice to Lender, acquire or accept any Inventory on consignment or approval.

3.3 Equipment Covenants. With respect to the Equipment:

(a)	upon Lender’ request, Borrower shall, at its expense, at any time or times as Lender may request on or after an Event of Default, deliver or cause to be delivered to Lender written reports or appraisals as to the Equipment in form, scope and methodology acceptable to Lender and by appraiser acceptable to Lender;

(b)	Borrower shall keep the Equipment in good order, repair, running and marketable condition (ordinary wear and tear excepted);

(c)	Borrower shall use the Equipment with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with all applicable laws;

(d)	the Equipment is and shall be used in Borrower’s business and not for personal, family, household or farming use;

(e)	Borrower shall not remove any Equipment from the locations set forth on the Information Certificate, except to the extent necessary to have any Equipment repaired or maintained in the ordinary course of the business of Borrower or to move Equipment directly from one location set forth on the Information Certificate to another such location and except for the movement of motor vehicles used by or for the benefit of Borrower in the ordinary course of business;

(f)	the Equipment is now and shall remain personal property and Borrower shall not permit any of the Equipment to be or become a part of or affixed to real property; and

(g)	Borrower assumes all responsibility and liability arising from the use of the Equipment.

3.4 Power of Attorney. Borrower hereby irrevocably designates and appoints Lender (and all persons designated by Lender) as Borrower’s true and lawful attorney-in-fact, and authorizes Lender, in Borrower’s or Lender’ name, to:

(a)	at any time an Event of Default or event which with notice or passage of time or both would constitute an Event of Default exists or has occurred and is continuing;

(i)	demand payment on Accounts or other proceeds of Collateral;

(ii)	enforce payment of Accounts by legal proceedings or otherwise;

(iii)	exercise all of Borrower’s rights and remedies to collect any Account or other Collateral;

(iv)	sell or assign any Account upon such terms, for such amount and at such time or times as Lender deems advisable;

(v)	settle, adjust, compromise, extend or renew an Account;

(vi)	discharge and release any Account;

(vii)	prepare, file and sign Borrower’s name on any proof of claim in bankruptcy or other similar document against an account debtor;

(viii)	notify the post office authorities to change the address for delivery of Borrower’s mail to an address designated by Lender, and open and dispose of all mail addressed to Borrower; and

(ix)	do all acts and things which are necessary, in Lender’ determination, to fulfill Borrower’s obligations under this Agreement and the other Financing Agreements; and

(b)	at any time to:

(i)	take control in any manner of any item of payment or proceeds thereof;

(ii)	have access to any lockbox or postal box into which Borrower’s mail is deposited;

(iii)	endorse Borrower’s name upon any items of payment or proceeds thereof and deposit the same in Lender’ account for application to the Obligations;

(iv)	endorse Borrower’s name upon any chattel paper, document, instrument, invoice, or similar document or agreement relating to any Account or any goods pertaining thereto or any other Collateral; and

(v)	sign Borrower’s name on any verification of Accounts and notices thereof to account debtors; and

(vi)	execute in Borrower’s name and file any PPSA or other financing statements or amendments thereto.

Borrower hereby releases Lender and its officers, employees and designees from any liabilities arising from any act or acts under this power of attorney and in furtherance thereof, whether of omission or commission, except as a result of Lender’ own gross negligence or willful misconduct as determined pursuant to a final non-appealable order of a court of competent jurisdiction.

3.5 Right to Cure. Lender may, at its option,

(a)	cure any default by Borrower under any agreement with a third party or pay or bond on appeal any judgment entered against Borrower;

(b)	discharge taxes, liens, security interests or other encumbrances at any time levied on or existing with respect to the Collateral; and

(c)	pay any amount, incur any expense or perform any act which, in Lender’ judgment, is necessary or appropriate to preserve, protect, insure or maintain the Collateral and the rights of Lender’ with respect thereto.

Lender may add any amounts so expended to the Obligations and charge Borrower’s account therefor, such amounts to be repayable by Borrower on demand. Lender shall be under no obligation to effect such cure, payment or bonding and shall not, by doing so, be deemed to have assumed any obligation or liability of Borrower. Any payment made or other action taken by Lender under this Section shall be without prejudice to any right to assert an Event of Default hereunder and to proceed accordingly.

3.6 Access to Premises. From time to time as requested by Lender, at the cost and expense of Borrower,

(a)	Lender or its designee shall have complete access to all of Borrower’s premises during normal business hours and after notice to Borrower, or at any time and without notice to Borrower if an Event of Default exists or has occurred and is continuing, for the purposes of inspecting, verifying and auditing the Collateral and all of Borrower’s books and records, including, the Records; and

(b)	Borrower shall promptly furnish to Lender such copies of such books and records or extracts therefrom as Lender may request; and

(c)	use during normal business hours such of Borrower’s personnel, equipment, supplies and premises as may be reasonably necessary for the foregoing and if an Event of Default exists or has occurred and is continuing for the collection of Accounts and realization of other Collateral.

SECTION 4

REPRESENTATIONS AND WARRANTIES

4.1 Borrower hereby represents and warrants to Lender the following (which shall survive the execution and delivery of this Agreement):

(a)	Loan Agreement. Each of the representations and/or warranties contained in the Loan Agreement is true and correct in all material respects.

(b)	Survival of Warranties; Cumulative. All representations and warranties contained in this Agreement or any of the other Financing Agreements to which Borrower is a party shall survive the execution and delivery of this Agreement and shall be deemed to have been made again to Lender on the date of each additional borrowing or other credit accommodation under the Loan Agreement and shall be conclusively presumed to have been relied on by Lender regardless of any investigation made or information possessed by Lender. The representations and warranties set forth herein shall be cumulative and in addition to any other representations or warranties which Borrower shall now or hereafter give, or cause to be given, to Lender.

SECTION 5

AFFIRMATIVE AND NEGATIVE COVENANTS

5.1 Loan Agreement Covenants. Borrower hereby agrees and covenants to comply with each and every agreement and covenant it makes and/or has made pursuant to the Loan Agreement.

5.2 Further Assurances. At the request of Lender at any time and from time to time, Borrower shall, at its expense, at any time or times duly execute and deliver, or cause to be duly executed and delivered, such further agreements, documents and instruments, and do or cause to be done such further acts as may be necessary or proper to evidence, perfect, maintain and enforce the security interests and the priority thereof in the Collateral and to otherwise effectuate the provisions or purposes of this Agreement or any of the other Financing Agreements to which it is a party. Where permitted by law, the Borrower hereby authorizes Lender to execute and file one or more PPSA and other financing statements signed only by Lender.

SECTION 6

EVENTS OF DEFAULT AND REMEDIES

6.1 Events of Default. The occurrence or existence of any Event of Default under the Loan Agreement is referred to herein individually as an “Event of Default”, and collectively as “Events of Default”.

6.2 Remedies.

(a)	At any time an Event of Default exists or has occurred and is continuing, Lender shall have all rights and remedies provided in this Agreement, the other Financing Agreements, the PPSA and other applicable law, all of which rights and remedies may be exercised without notice to or consent by Borrower or any Obligor, except as such notice or consent is expressly provided for hereunder or required by applicable law. All rights, remedies and powers granted to Lender hereunder, under any of the other Financing Agreements, the PPSA or other applicable law, are cumulative, not exclusive and enforceable, in Lender’ discretion, alternatively, successively, or concurrently on any one or more occasions, and shall include, without limitation, the right to apply to a court of equity for an injunction to restrain a breach or threatened breach by Borrower of this Agreement or any of the other Financing Agreements to which Borrower is a party. Lender may, at any time or times, proceed directly against Borrower or any Obligor to collect the Obligations without prior recourse to the Collateral or any collateral at any time granted by Borrower or any Obligor to Lender.

(b)	Without limiting the foregoing, at any time an Event of Default exists or has occurred and is continuing, Lender may, in its discretion and without limitation;

(i)	accelerate the payment of all Obligations and demand immediate payment thereof to Lender (provided, that, upon the occurrence of any Event of Default described in Sections 10.1(g) and 10.1(h) of the Loan Agreement, all Obligations shall automatically become immediately due and payable);

(ii)	with or without judicial process or the aid or assistance of others, enter upon any premises on or in which any of the Collateral may be located and take possession of the Collateral or complete processing, manufacturing and repair of all or any portion of the Collateral and/or carry on the business of Borrower;

(iii)	require Borrower, at Borrower’s expense, to assemble and make available to Lender any part or all of the Collateral at any place and time designated by Lender;

(iv)	collect, foreclose, receive, appropriate, setoff and realize upon any and all Collateral;

(v)	remove any or all of the Collateral from any premises on or in which the same may be located for the purpose of effecting the sale, foreclosure or other disposition thereof or for any other purpose;

(vi)	sell, lease, transfer, assign, deliver or otherwise dispose of any and all Collateral (including entering into contracts with respect thereto, public or private sales at any exchange, broker’s board, at any office of Lender or elsewhere) at such prices or terms as Lender may deem reasonable, for cash, upon credit or for future delivery, with Lender having the right to purchase the whole or any part of the Collateral at any such public sale, all of the foregoing being free from any right or equity of redemption of Borrower, which right or equity of redemption is hereby expressly waived and released by Borrower to the extent permitted by applicable law;

(vii)	borrow money and use the Collateral directly or indirectly in carrying on Borrower’s business or as security for loans or advances for any such purposes; and/or

(viii)	grant extensions of time and other indulgences, take and give up security, accept compositions, grant releases and discharges, and otherwise deal with Borrower, account debtors of Borrower, sureties and others as Lender may see fit without prejudice to the liability of Borrower or Lender’ right to hold and realize the security interest created under this Agreement. If any of the Collateral is sold or leased by Lender upon credit terms or for future delivery, the Obligations shall not be reduced as a result thereof until payment therefor is finally collected by Lender. If notice of disposition of Collateral is required by law, five (5) days prior notice by Lender to Borrower designating the time and place of any public sale or the time after which any private sale or other intended disposition of Collateral is to be made, shall be deemed to be reasonable notice thereof and Borrower waives any other notice. In the event Lender institutes an action to recover any Collateral or seeks recovery of any Collateral by way of prejudgment remedy, Borrower waives the posting of any bond which might otherwise be required.

(c)	Lender may apply the cash proceeds of Collateral actually received by Lender from any sale, lease, foreclosure or other disposition of the Collateral to payment of the Obligations, in whole or in part and in such order as Lender may elect, whether or not then due. Borrower shall remain liable to Lender for the payment of any deficiency with interest at the highest rate provided for in the Loan Agreement.

(d)

Lender may appoint, remove and reappoint any person or persons, including an employee or agent of Lender to be a receiver (the “Receiver”) which term shall include a receiver and manager of, or agent for, all or any part of the Collateral. Any such Receiver shall, as far as concerns responsibility for his acts, be deemed to be the agent of Borrower and not of Lender, and Lender shall not in any way be responsible for any misconduct, negligence or non-feasance of such Receiver, his employees or agents. Except as otherwise directed by Lender, all money received by such Receiver shall be received in trust for and paid to Lender. Such Receiver shall have all of the powers and rights of Lender described in this Section 6.2. Lender may, either directly or through its agents or nominees, exercise any or all powers and rights of a Receiver.

(e)	Borrower shall pay all costs, charges and expenses incurred by Lender, any Lender or any Receiver, whether directly or for services rendered (including, solicitor’s costs on a solicitor and his own client basis, auditor’s costs, other legal expenses and Receiver remuneration) in enforcing this Agreement and in enforcing or collecting Obligations and all such expenses together with any money owing as a result of any borrowing permitted hereby shall be a charge on the proceeds of realization and shall be secured hereby.

SECTION 7

JURY TRIAL WAIVER; OTHER WAIVERS AND CONSENTS; GOVERNING LAW

7.1 Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver.

(a)	The validity, interpretation and enforcement of this Agreement and the other Financing Agreements and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein (without giving effect to principles of conflicts of laws).

(b)	Borrower irrevocably consents and submits to the non-exclusive jurisdiction of the Superior Court of Justice (Ontario) and waives any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Agreement or any of the other Financing Agreements or in any way connected or related or incidental to the dealings of Borrower and Lender in respect of this Agreement or the other Financing Agreements or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agrees that any dispute with respect to any such matters shall be heard only in the courts described above (except that Lender shall have the right to bring any action or proceeding against Borrower or its property in the courts of any other jurisdiction which Lender deems necessary or appropriate in order to realize on the Collateral or to otherwise enforce its rights against Borrower or its property).

(c)

To the extent permitted by law, Borrower hereby waives personal service of any and all process upon it and consents that all such service of process may be made by registered mail (return receipt requested) directed to its address set forth on the signature pages hereof and service so made shall be deemed to be completed five (5) days after the same shall have been so deposited in the Canadian mails, or, at Lender’ option, by service upon Borrower in any other manner provided under the rules of any such courts. Within thirty (30) days after such service, Borrower shall appear in answer to such process, failing which Borrower shall be deemed in default and judgment may be entered by Lender against Borrower for the amount of the claim and other relief requested.

(d)	BORROWER HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF BORROWER AND LENDER IN RESPECT OF THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. BORROWER HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT BORROWER OR LENDER MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF BORROWER AND LENDER TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

(e)	Lender shall not have any liability to Borrower (whether in tort, contract, equity or otherwise) for losses suffered by Borrower in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Agreement, or any act, omission or event occurring in connection herewith, unless it is determined by a final and non-appealable judgment or court order binding on Lender that the losses were the result of acts or omissions of Lender constituting gross negligence or willful misconduct. In any such litigation, the Lender shall be entitled to the benefit of the rebuttable presumption that it acted in good faith and with the exercise of ordinary care in the performance by it of the terms of this Agreement and the other Financing Agreements.

(f)	Borrower hereby expressly waives all rights of notice and hearing of any kind prior to the exercise of rights by Lender from and after the occurrence of an Event of Default to repossess the Collateral with judicial process or to replevy, attach or levy upon the Collateral or other security for the Obligations. Borrower waives the posting of any bond otherwise required of Lender in connection with any judicial process or proceeding to obtain possession of, replevy, attach or levy upon the Collateral or other security for the Obligations, to enforce any judgment or other court order entered in favour of Lender or to enforce by specific performance, temporary restraining order, preliminary or permanent injunction, the Loan Agreement or any other Financing Agreement.

7.2 Waiver of Notices. Borrower hereby expressly waives demand, presentment, protest and notice of protest and notice of dishonour with respect to any and all instruments and commercial paper, included in or evidencing any of the Obligations or the Collateral, and any and all other demands and notices of any kind or nature whatsoever with respect to the Obligations, the

Collateral and this Agreement, except such as are expressly provided for herein. No notice to or demand on Borrower which Lender may elect to give shall entitle Borrower to any other or further notice or demand in the same, similar or other circumstances.

7.3 Amendments and Waivers. Neither this Agreement nor any provision hereof shall be amended, modified, waived or discharged orally or by course of conduct, but only by a written agreement signed by an authorized officer of Lender, and as to amendments, as also signed by an authorized officer of Borrower. Lender shall not, by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its rights, powers and/or remedies unless such waiver shall be in writing and signed by an authorized officer of Lender. Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by Lender of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which Lender would otherwise have on any future occasion, whether similar in kind or otherwise.

7.4 Waiver of Counterclaims. Borrower waives all rights to interpose any claims, deductions, setoffs or counterclaims of any nature (other than compulsory counterclaims) in any action or proceeding with respect to this Agreement, the Obligations, the Collateral or any matter arising therefrom or relating hereto or thereto.

7.5 Indemnification. Borrower shall indemnify and hold Lender and its directors, agents, employees and counsel, harmless from and against any and all losses, claims, damages, liabilities, costs or expenses imposed on, incurred by or asserted against any of them in connection with any litigation, investigation, claim or proceeding commenced or threatened related to the negotiation, preparation, execution, delivery, enforcement, performance or administration of this Agreement, any other Financing Agreements, or any undertaking or proceeding related to any of the transactions contemplated hereby or any act, omission, event or transaction related or attendant thereto, including amounts paid in settlement, court costs, and the fees and expenses of counsel. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section may be unenforceable because it violates any law or public policy, Borrower shall pay the maximum portion which it is permitted to pay under applicable law to Lender in satisfaction of indemnified matters under this Section. The foregoing indemnity shall survive the payment of the Obligations, the termination of this Agreement and the termination or non-renewal of the Loan Agreement. All of the foregoing costs and expenses shall be part of the Obligations and secured by the Collateral.

SECTION 8

MISCELLANEOUS

8.1 Notices. All notices, requests and demands hereunder shall be in writing and

(a)	made to Lender at 141 Adelaide Street West, Suite 1500, Toronto, Ontario, M5H 3L9 and to Borrower at its chief executive office set forth below, or to such other address as either party may designate by written notice to the other in accordance with this provision; and

(b)	deemed to have been given or made: if delivered in person, immediately upon delivery; if by facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next Business Day, one (1) Business Day after sending; and if by registered mail, return receipt requested, five (5) days after mailing.

8.2 Judgment Currency. To the extent permitted by applicable law, the obligations of Borrower in respect of any amount due under this Agreement and other Financing Agreements to which Borrower is a party shall, notwithstanding any payment in any other currency (the “Other Currency”) (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the currency in which it is due (the “Agreed Currency”) that Lender, may, in accordance with normal banking procedures, purchase with the sum paid in the Other Currency (after any premium and costs of exchange) on the Business Day immediately after the day on which Lender, receives the payment. If the amount in the Agreed Currency that may be so purchased for any reason falls short of the amount originally due, Borrower shall pay all additional amounts, in the Agreed Currency, as may be necessary to compensate for the shortfall. Any obligation of Borrower not discharged by that payment shall, to the extent permitted by applicable law, be due as a separate and independent obligation and, until discharged as provided in this Section, continue in full force and effect.

8.3 Partial Invalidity. If any provision of this Agreement is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Agreement as a whole, but this Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.

8.4 Successors. This Agreement, the other Financing Agreements and any other document referred to herein or therein shall be binding upon Borrower and its successors and assigns and inure to the benefit of and be enforceable by Lender and its successors and assigns, except that Borrower may not assign its rights under this Agreement, the other Financing Agreements and any other document referred to herein or therein to which it is a party without the prior written consent of Lender.

8.5 Entire Agreement. This Agreement, the other Financing Agreements, any supplements hereto or thereto, and any instruments or documents delivered or to be delivered in connection herewith or therewith represents the entire agreement and understanding concerning the subject matter hereof and thereof between the parties hereto, and supersede all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written.

8.6 Attachment. The security interest created hereby is intended to attach when this Agreement is executed by Borrower and delivered to Lender.

8.7 Headings. The division of this agreement into Sections and the insertion of headings are for convenience only and shall not affect the construction or interpretation of this Agreement.

8.8 Acknowledgement. Borrower acknowledges receipt of a copy of this Agreement.

8.9 Facsimile. This Agreement may be executed and delivered by facsimile transmission and Lender may rely on all such facsimile signatures as though such facsimile signatures were original signatures.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Borrower has caused these presents to be duly executed as of the day and year first above written.

SMTC MANUFACTURING CORPORATION OF CANADA/SOCIETE DE FABRICATION SMTC DU CANADA

Per:	/s/ John Caldwell
Name: John Caldwell Title: President & Chief Executive Officer

Per:
Name: Title:

Chief Executive Office:

635 Hood Road Markham, Ontario L3R 4N6

Fax: (905) 479-5326